Exhibit 99.11

C&J Energy Services, Inc.
3990 Rogerdale Rd.
Houston, TX 77042

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on [ ]. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or accessing them by way of the Internet. To sign up for electronic delivery, please follow the instructions above under vote by Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on [ ]. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR proposals 1, 2 and 3.

		For	Against	Abstain
1	To adopt the Agreement and Plan of Merger, dated as of June 16, 2019 (as it may be amended from time to time), by and among Keane Group, Inc., King Merger Sub Corp., and C&J Energy Services, Inc. (C&J).	☐	☐	☐
2	To approve, on a non-binding advisory basis, the compensation that may be paid or become payable to C&J's named executive officers in connection with the merger.	☐	☐	☐
3	To approve any adjournment of the C&J Special Meeting of Stockholders to solicit additional proxies if there are not sufficient votes at the time of the C&J Special Meeting of Stockholders to approve the adoption of the Agreement and Plan of Merger.	☐	☐	☐

NOTE: The shares prepresented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted "FOR" proposals 1, 2 and 3.

For address change/comments, mark here. ☐
(see reverse for instructions)

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000426718_1 R1.0.1.18

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement are available at www.proxyvote.com    Proxy Card Special Meeting of Shareholders to be held on [ ], [ ] 2019 at C&J Energy Services, Inc. 3990 Rogerdale Rd. Houston, TX 77042 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints [ ] and [ ], and each or either of them, as proxies of the undersigned, each with full power of substitution and revocation, and authorizes each of them, to vote all of the shares of capital stock of C&J Energy Services, Inc. that the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such proxies to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IN THE MANNER RECOMMENDED BY THE BOARD OF DIRECTORS AS STATED HEREIN. Address change/comments:    0000426718_2    R1.0.1.18    (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side